Exhibit 10.2

AMENDMENT NO. 2 TO RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 2 TO RECEIVABLES PURCHASE AGREEMENT (the “Amendment”), dated as of October 1, 2008, is entered into among Arch Chemicals Receivables Corp. (the “Seller”), Arch Chemicals, Inc. (the “Servicer”), Three Pillars Funding LLC (“TPF”) and SunTrust Robinson Humphrey, Inc. (f/k/a SunTrust Capital Markets, Inc.) (the “Administrator”);

Reference is hereby made to that certain Receivables Purchase Agreement, dated as of June 27, 2005, as amended among the Seller, the Servicer, TPF and the Administrator (the “Receivables Purchase Agreement”). Terms used herein and not otherwise defined herein which are defined in the Receivables Purchase Agreement or the other Transaction Documents shall have the same meaning herein as defined therein.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree that the Receivables Purchase Agreement shall be and is hereby amended as follows:

Section 1. The first sentence of the defined term “Receivable” appearing in Exhibit I of the Receivables Purchase Agreement is hereby amended in its entirety and as so amended shall read as follows:

Receivable: All indebtedness and other obligations owed to the Seller or any Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Receivables Sale Agreement) or in which the Seller or any Originator has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by any Originator and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto, other than the Excluded Receivables.

Section 2. A new defined term, “Excluded Receivable”, is hereby added to Exhibit I of the Receivables Purchase Agreement, in the appropriate alphabetical spot as follows:

Excluded Receivable: Any indebtedness or other obligation that would otherwise be a Receivable hereunder originated at any time by either Advantis Technologies, Inc. (including its divisions and subsidiaries) (collectively, “Advantis”) or the Advantis businesses that are acquired by Arch Chemicals, Inc., which, in each case, are from time to time evidenced or recorded in the Advantis business’ J.D. Edwards accounting system.

Section 3. This Amendment shall become effective on the date the Administrator has received (i) counterparts hereof executed by the Seller, Servicer, TPF and the Administrator, and (ii) a fully executed Amendment No. 2 to Receivables Sale Agreement.

Section 4.1. To induce the Administrator and TPF to enter into this Amendment, the Seller and Servicer represent and warrant to the Administrator and TPF that: (a) their representations and warranties contained in the Transaction Documents are true and correct in all material respects as of the date hereof with the same effect as though made on the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); (b) no Amortization Event exists; (c) this Amendment has been duly authorized by all necessary corporate proceedings and duly executed and delivered by each of the Seller and Servicer, and the Receivables Purchase Agreement, as amended by this Amendment, and each of the other Transaction Documents are the legal, valid and binding obligations of the Seller and Servicer, enforceable against the Seller and Servicer in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity; and (d) no consent, approval, authorization, order, registration or qualification with any governmental authority is required for, and in the absence of which would adversely effect, the legal and valid execution and delivery or performance by the Seller and Servicer of this Amendment or the performance by the Seller and Servicer of the Receivables Purchase Agreement, as amended by this Amendment, or any other Transaction Document to which they are a party.

Section 4.2. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

Section 4.3. Except as specifically provided above, the Receivables Purchase Agreement and the other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects. The execution, delivery, and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of any the Seller or Administrator under the Receivables Purchase Agreement or any of the other Transaction Documents, nor constitute a waiver or modification of any provision of any of the other Transaction Documents. The Seller agrees to pay on demand all reasonable costs and expenses (including reasonable fees and expenses of counsel) of or incurred by the Administrator and TPF in connection with the negotiation, preparation, execution and delivery of this Amendment.

Section 4.4. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of New York.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

SUNTRUST ROBINSON HUMPHREY, INC. (f/k/a SunTrust Capital Markets, Inc.), as Administrator

By:	/s/ Joseph R. Franke
Title:	Director

THREE PILLARS FUNDING LLC

By:	/s/ Doris J. Hearn
Title:	Vice President

ARCH CHEMICALS RECEIVABLES CORP., as Seller

By:	/s/ W. Paul Bush
Title:	VP & Treasurer

ARCH CHEMICALS, INC., as Servicer

By:	/s/ W. Paul Bush
Title:	Treasurer